EXHIBIT 23(C)

Consent of Independent Auditors
-------------------------------

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration No. 333-30306, No. 333-92757, No. 333-83707, No.
333-34175, No. 33-59099, and No. 33-54689) of Thomas Industries Inc. of our report dated January 22, 2003, with respect to the consolidated financial statements of The Genlyte Thomas Group LLC and subsidiaries, included in the Form 10-K for the year ended December 31, 2002.


/s/ Ernst & Young LLP
Louisville, Kentucky
March 28, 2003